UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2012

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California                0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

National Tax Credit Investors II, a California limited partnership (the “Registrant”), held a 99% limited partnership interest in Countryside North American Partners L.P., a New Jersey limited partnership (“Countryside”).  Countryside owns a 180-unit apartment complex located in Howell, New Jersey.  As previously disclosed, effective December 30, 2011, the Registrant assigned its limited partnership interest in Countryside to HCI Properties LLC, a New Jersey limited liability company (the “Assignee”) for $3,700,000. Pursuant to the terms of the assignment, the Registrant received proceeds of $150,000 in cash and a promissory note in the principal amount of $3,550,000.

On April 5, 2012, the Registrant received from the Assignee $3,550,000 plus accrued interest in full satisfaction of the promissory note. The Registrant’s investment balance in Countryside was zero at December 31, 2011.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the proceeds, if any, will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

  Date: April 10, 2012